EXHIBIT 99.2

PROXY

PRIME MEDICAL SERVICES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [                            ], 2004

The undersigned appoints Brad A. Hummel, John Q. Barnidge and James S.B. Whittenburg, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Prime Medical Services, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting to be held in Austin, Texas on [            ], [                    ] [    ], 2004 in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

(Continued and to be signed on reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

PRIME MEDICAL SERVICES, INC.

[                    ] [    ], 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach and mail in the envelope provided.    ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal to approve and adopt the Agreement and Plan of Merger dated June 11, 2004, by and between the Company and HealthTronics Surgical Services, Inc., pursuant to which the Company will be merged with and into HealthTronics.

FOR    ☐             AGAINST    ☐            ABSTAIN    ☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                                               Date:                                  Signature of Stockholder                                                       Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.